Exhibit 99.1

Media contact:
Bobbie Egan
Media Relations Manager
(206) 392-5134

FOR IMMEDIATE RELEASE	April 25, 2014

ALASKA AIR GROUP REPORTS RECORD FIRST QUARTER 2014 RESULTS
Financial Highlights:

•
Reported record first quarter net income, excluding special items, of $89 million, or $1.28 per diluted share, compared to adjusted net income of $44 million, or $0.62 per diluted share in the prior-year quarter. This quarter's results compare to a First Call analyst consensus estimate of $1.24 per share.

•
Recorded net income for the first quarter under Generally Accepted Accounting Principles (GAAP) of $94 million or $1.35 per diluted share, compared to net income of $37 million, or $0.51 per diluted share in 2013.

•	Reported record adjusted pretax margin for the first quarter of 11.8%.

•	Achieved trailing twelve-month return on invested capital of 14.8% compared to 13.4% in the twelve months ended March 31, 2013.

•	Paid a $0.25 per-share quarterly cash dividend on March 11 totaling $17 million. This is a 25% increase from the previous cash dividend payment of $0.20 per-share.

•	Repurchased 352,851 shares of common stock for $30 million in the first quarter of 2014.

•	Lowered adjusted debt-to-total-capitalization ratio by 3%, to 32%, from December 31, 2013.

•	Held $1.4 billion in unrestricted cash and marketable securities as of March 31, 2014.
Operational Highlights:

•	Held the No. 1 spot in U.S. Department of Transportation on-time performance among the 9 largest U.S. airlines for the twelve months ended February 2014.

•
Named No. 1 on-time carrier in North America for the fourth year in a row from FlightStats in February 2014. For 2013, Alaska Airlines had the best on-time departure and on-time arrival statistics, which were approximately three points higher than the second place airlines in both categories.

•	Launched online self-tag baggage options for passengers flying from Seattle to San Diego, Anchorage, or Juneau with plans to launch at other airports later in the summer.

•
Reached agreement on a five-year contract with 2,500 clerical, office and passenger service employees at Alaska Airlines, represented by the International Association of Machinists and Aerospace Workers.

•	Reached agreement on a four-year contract with Horizon Air dispatchers, represented by the Transport Workers Union.

•	Began Q-400 service from Anchorage to Fairbanks and Kodiak in the state of Alaska, operated by Horizon Air.

•	Announced service to New Orleans, Tampa, Detroit, Baltimore, and Albuquerque from Seattle, as well as service to Kalispell from Portland.

•	Filed an application to begin seasonal non-stop service between Seattle and Cancun, Mexico.

SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported first quarter 2014 GAAP net income of $94 million, or $1.35 per diluted share, compared to $37 million, or $0.51 per diluted share in the first quarter of 2013. Excluding the impact of mark-to-market fuel hedge adjustments of $8 million ($5 million after tax, or $0.07 per diluted share), the company reported record adjusted net income of $89 million, or $1.28 per diluted share, compared to adjusted net income of $44 million, or $0.62 per diluted share, in 2013.
“Our record first quarter results reflect strong demand for our service and the efforts we’ve taken to improve the value we bring to our customers,” CEO Brad Tilden said. “Our solid foundation of award-winning service, excellent operational performance, low costs and low fares, and the best employees in the business will help us sustain our success in the face of increasing competition.”
The following table reconciles the company's reported GAAP net income and earnings per diluted share (EPS) during the first quarters of 2014 and 2013 to adjusted amounts:

	Three Months Ended March 31,
	2014		2013
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$94	$1.35	$37	$0.51
Mark-to-market fuel hedge adjustments, net of tax	(5)	(0.07)	7	0.11
Non-GAAP adjusted income and per-share amounts	$89	$1.28	$44	$0.62

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the first quarter results will be simulcast via the Internet at 8:00 a.m. Pacific time on April 25, 2014. It can be accessed through the company's website at alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.
###
References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”
This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2013. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.
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Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serves nearly 100 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada and Mexico. Alaska Airlines has ranked “Highest in Customer Satisfaction Among Traditional Network Carriers” in the J.D. Power and Associates North America Airline Satisfaction StudySM for six consecutive years from 2008 to 2013. For reservations, visit www.alaskaair.com. For more news and information, visit the Alaska Airlines Newsroom at www.alaskaair.com/newsroom.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
(in millions, except per-share amounts)	2014	2013	Change
Operating Revenues:
Passenger
Mainline	$854	$796	7%
Regional	186	182	2%
Total passenger revenue	1,040	978	6%
Freight and mail	24	26	(8)%
Other - net	158	129	22%
Total Operating Revenues	1,222	1,133	8%

Operating Expenses:
Wages and benefits	272	264	3%
Variable incentive pay	25	21	19%
Aircraft fuel, including hedging gains and losses	358	381	(6)%
Aircraft maintenance	51	66	(23)%
Aircraft rent	28	30	(7)%
Landing fees and other rentals	69	60	15%
Contracted services	60	53	13%
Selling expenses	46	38	21%
Depreciation and amortization	70	69	1%
Food and beverage service	21	20	5%
Other	81	67	21%
Total Operating Expenses	1,081	1,069	1%
Operating Income	141	64	120%

Nonoperating Income (Expense):
Interest income	5	4
Interest expense	(12)	(16)
Interest capitalized	5	5
Other - net	13	2
	11	(5)
Income Before Income Tax	152	59
Income tax expense	58	22
Net Income	$94	$37

Basic Earnings Per Share:	$1.37	$0.52
Diluted Earnings Per Share:	$1.35	$0.51

Shares Used for Computation:
Basic	68.667	70.431
Diluted	69.411	71.414

Cash dividend declared per share:	$0.25	—

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2014	December 31, 2013
Cash and marketable securities	$1,420	$1,330

Total current assets	1,934	1,762
Property and equipment-net	3,930	3,893
Other assets	197	183
Total assets	6,061	5,838

Air traffic liability	749	564
Current portion of long-term debt	113	117
Other current liabilities	893	899
Current liabilities	1,755	1,580
Long-term debt	721	754
Other liabilities and credits	1,490	1,475
Shareholders' equity	2,095	2,029
Total liabilities and shareholders' equity	$6,061	$5,838

Debt to Capitalization, adjusted for operating leases(a)	32%:68%	35%:65%

Number of common shares outstanding	68.789	68.746

(a)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
	2014		2013		Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	6,649		6,346		4.8%
RPMs (000,000) "traffic"	7,078		6,796		4.1%
ASMs (000,000) "capacity"	8,352		7,983		4.6%
Load factor	84.7%		85.1%		(0.4 pts	)
Yield	14.70	¢	14.38	¢	2.2%
PRASM	12.45	¢	12.24	¢	1.7%
RASM	14.64	¢	14.19	¢	3.2%
CASM excluding fuel(b)	8.66	¢	8.62	¢	0.5%
Economic fuel cost per gallon(c)	$3.32		$3.48		(4.6%)
Fuel gallons (000,000)	110		106		3.8%
Average number of full-time equivalent employees	12,386		12,013		3.1%

Mainline Operating Statistics:
Revenue passengers (000)	4,737		4,534		4.5%
RPMs (000,000) "traffic"	6,402		6,172		3.7%
ASMs (000,000) "capacity"	7,495		7,203		4.1%
Load factor	85.4%		85.7%		(0.3 pts	)
Yield	13.34	¢	12.90	¢	3.4%
PRASM	11.40	¢	11.05	¢	3.2%
RASM	13.57	¢	12.97	¢	4.6%
CASM excluding fuel(b)	7.68	¢	7.59	¢	1.2%
Economic fuel cost per gallon(c)	$3.32		$3.47		(4.3%)
Fuel gallons (000,000)	96		93		3.2%
Average number of full-time equivalent employees	9,591		9,351		2.6%
Aircraft utilization	10.2		10.6		(3.8%)
Average aircraft stage length	1,201		1,203		(0.2%)
Operating fleet	133		127		6 a/c

Regional Operating Statistics:(d)
Revenue passengers (000)	1,912		1,812		5.5%
RPMs (000,000) "traffic"	675		624		8.2%
ASMs (000,000) "capacity"	857		780		9.9%
Load factor	78.8%		80.0%		(1.2 pts	)
Yield	27.53	¢	29.09	¢	(5.4%)
PRASM	21.69	¢	23.27	¢	(6.8%)
Operating fleet (Horizon only)	51		48		3	a/c

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of operating expenses excluding fuel and Note A for a discussion of why these measures may be important to investors in the accompanying pages.

(c)	See a reconciliation of economic fuel cost in the accompanying pages.

(d)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31, 2014
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$854	$—	$—	$—	$854	$—	$854
Regional	—	186	—	—	186	—	186
Total passenger revenues	854	186	—	—	1,040	—	1,040
CPA revenues	—	—	91	(91)	—	—	—
Freight and mail	23	1	—	—	24	—	24
Other-net	140	17	1	—	158	—	158
Total operating revenues	1,017	204	92	(91)	1,222	—	1,222

Operating expenses
Operating expenses, excluding fuel	576	151	86	(90)	723	—	723
Economic fuel	318	48	—	—	366	(8)	358
Total operating expenses	894	199	86	(90)	1,089	(8)	1,081

Nonoperating income (expense)
Interest income	5	—	—	—	5	—	5
Interest expense	(8)	—	(4)	—	(12)	—	(12)
Other	18	(1)	1	—	18	—	18
	15	(1)	(3)	—	11	—	11
Income (loss) before income tax	$138	$4	$3	$(1)	$144	$8	$152

	Three Months Ended March 31, 2013
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$796	$—	$—	$—	$796	$—	$796
Regional	—	182	—	—	182	—	182
Total passenger revenues	796	182	—	—	978	—	978
CPA revenues	—	—	94	(94)	—	—	—
Freight and mail	25	1	—	—	26	—	26
Other-net	113	14	2	—	129	—	129
Total operating revenues	934	197	96	(94)	1,133	—	1,133

Operating expenses
Operating expenses, excluding fuel	547	147	89	(95)	688	—	688
Economic fuel	323	46	—	—	369	12	381
Total operating expenses	870	193	89	(95)	1,057	12	1,069

Nonoperating income (expense)
Interest income	4	—	—	—	4	—	4
Interest expense	(11)	—	(3)	(2)	(16)	—	(16)
Other	6	—	—	1	7	—	7
	(1)	—	(3)	(1)	(5)	—	(5)
Income (loss) before income tax	$63	$4	$4	$—	$71	$(12)	$59

(a)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain revenues/charges. See Note A for further information in the accompanying pages.

(b)	Includes mark-to-market fuel-hedge accounting charges.

Alaska Air Group, Inc.

CASM EXCLUDING FUEL RECONCILIATION (unaudited)
	Three Months Ended March 31,
(in cents)	2014		2013
Consolidated:
CASM	12.94	¢	13.39	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	4.28		4.77
CASM excluding fuel	8.66	¢	8.62	¢

Mainline:
CASM	11.82	¢	12.24	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	4.14		4.65
CASM excluding fuel	7.68	¢	7.59	¢

FUEL RECONCILIATIONS (unaudited)
	Three Months Ended March 31,
	2014		2013
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$348	$3.16	$357	$3.37
(Gains) losses on settled hedges	18	0.16	12	0.11
Consolidated economic fuel expense	366	3.32	369	3.48
Mark-to-market fuel hedge adjustment	(8)	(0.07)	12	0.11
GAAP fuel expense	$358	$3.25	$381	$3.59
Fuel gallons	110		106

Note A: Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our unit metrics, we believe that we have better visibility into the results of operations without the consideration of accounting changes or our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted Income before Income Taxes and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as fleet transition costs or special revenues, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group has two operating airlines - Alaska Airlines and Horizon Air. Each is a regulated airline with separate management teams primarily in operational roles. To manage the two operating airlines, management views the business in three operating segments. Alaska operates a fleet of passenger jets (Alaska Mainline) and contracts with Horizon, SkyWest Airlines, Inc. (SkyWest), and Peninsula Airways, Inc. (PenAir) for regional capacity under which Alaska receives all passenger revenue from those flights (Alaska Regional). Horizon operates a fleet of turboprop aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement (Horizon). The Company believes the amounts paid by Alaska to Horizon approximate current market rates received by other regional carriers for similar flying and are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs. All inter-company revenues and expenses between Alaska and Horizon are eliminated in consolidation.

Glossary of Terms

Aircraft Utilization - block hours per day; this represents the average number of hours our aircraft are flying

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt to Capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Alaska Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Alaska Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile